SLM Student Loan Trust 2001-4
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$779,689,976.88	$21,267,524.81	$758,422,452.07
	ii	Interest to be Capitalized	12,424,942.33		11,569,603.44

	iii	Total Pool	$792,114,919.21		$769,992,055.51

	iv	Specified Reserve Account Balance	1,980,287.30		1,924,980.14

	v	Total Adjusted Pool	$794,095,206.51		$771,917,035.65

B	i	Weighted Average Coupon (WAC)	3.208%		3.225%
	ii	Weighted Average Remaining Term	113.95		112.13
	iii	Number of Loans	262,192		256,354
	iv	Number of Borrowers	155,443		151,973

						% of		% of
	Notes and Certificates			Spread	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1 Notes	78442GDD5	0.050%	$116,572,206.51	14.680%	$94,394,035.65	12.229%
	ii	A-2 Notes	78442GDE3	0.140%	631,500,000.00	79.524%	631,500,000.00	81.809%
	iii	B Notes	78442GDF0	0.500%	46,023,000.00	5.795%	46,023,000.00	5.962%

	v	Total Notes			$794,095,206.51	100.000%	$771,917,035.65	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,980,287.30	$1,924,980.14
	iv	Reserve Account Floor Balance ($)	$1,500,331.00	$1,500,331.00
	v	Current Reserve Acct Balance ($)	$1,980,287.30	$1,924,980.14

II. 2001-4 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$19,113,195.92
	ii	Principal Collections from Guarantor	5,247,589.12
	iii	Principal Reimbursements	45,272.39
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$24,406,057.43

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$100,889.56
	ii	Capitalized Interest	(3,239,422.19)

	iii	Total Non-Cash Principal Activity	$(3,138,532.63)

C	Total Student Loan Principal Activity		$21,267,524.80

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,372,278.95
	ii	Interest Claims Received from Guarantors	142,286.84
	iii	Collection Fees/Returned Items	39,708.38
	iv	Late Fee Reimbursements	139,138.26
	v	Interest Reimbursements	15,657.29
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(93.79)
	viii	Subsidy Payments	1,126,867.46

	ix	Total Interest Collections	$3,835,843.39

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	1,242.35
	ii	Capitalized Interest	3,239,422.19

	iii	Total Non-Cash Interest Adjustments	$3,240,664.54

F	Total Student Loan Interest Activity		$7,076,507.93

G	Non-Reimbursable Losses During Collection Period		$99,302.15

H	Cumulative Non-Reimbursable Losses to Date		$1,119,142.01

III. 2001-4 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$15,396,895.43
	ii	Consolidation Principal Payments	$8,963,889.61
	iii	Reimbursements by Seller	2,594.66
	iv	Borrower Benefits Reimbursed	9,100.4
	v	Reimbursements by Servicer	2,246.59
	vi	Re-purchased Principal	31,330.72

	vii	Total Principal Collections	$24,406,057.43

B	Interest Collections
	i	Interest Payments Received	$3,500,425.47
	ii	Consolidation Interest Payments	$140,913.99
	iii	Reimbursements by Seller	117.42
	iv	Borrower Benefits Reimbursed	3,226.01
	v	Reimbursements by Servicer	10,005.94
	vi	Re-purchased Interest	2,307.92
	vii	Collection Fees/Returned Items	39,708.38
	viii	Late Fees	139,138.26

	ix	Total Interest Collections	$3,835,843.39

C	Other Reimbursements		22,132.68

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—
	TOTAL FUNDS RECEIVED		$28,264,033.50
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,162,973.55)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$27,101,059.95

G	Servicing Fees Due for Current Period		$572,585.01

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$592,585.01

IV. 2001-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	2.819%	2.820%	36,669	22,945	13.986%	8.951%	$121,654,846.31	$75,587,752.32	15.603%	9.966%

Grace
Current	2.820%	2.819%	8,451	15,620	3.223%	6.093%	$26,346,072.84	$52,502,172.96	3.379%	6.923%

TOTAL INTERIM	2.819%	2.819%	45,120	38,565	17.209%	15.044%	$148,000,919.15	$128,089,925.28	18.982%	16.889%
REPAYMENT
Active
Current	3.420%	3.420%	104,874	107,484	39.999%	41.928%	$293,435,382.88	$300,270,641.79	37.635%	39.591%
31-60 Days Delinquent	3.420%	3.420%	9,189	9,137	3.505%	3.564%	$25,506,790.81	$24,984,399.91	3.271%	3.294%
61-90 Days Delinquent	3.420%	3.420%	5,986	6,676	2.283%	2.604%	$16,974,251.11	$17,693,910.32	2.177%	2.333%
91-120 Days Delinquent	3.420%	3.420%	5,166	4,856	1.970%	1.894%	$16,048,511.30	$13,058,918.64	2.058%	1.722%
> 120 Days Delinquent	3.420%	3.420%	11,806	14,168	4.503%	5.527%	$31,114,560.60	$38,318,080.01	3.991%	5.052%

Deferment
Current	2.820%	2.820%	42,161	38,831	16.080%	15.147%	$128,026,482.31	$118,135,658.97	16.420%	15.576%

Forbearance
Current	3.420%	3.420%	36,618	35,108	13.966%	13.695%	$117,197,486.96	$114,040,489.19	15.031%	15.037%

TOTAL REPAYMENT	3.298%	3.307%	215,800	216,260	82.306%	84.359%	$628,303,465.97	$626,502,098.83	80.583%	82.605%
Claims in Process (1)	3.420%	3.417%	1,250	1,515	0.477%	0.591%	$3,335,120.53	$3,797,092.23	0.428%	0.501%
Aged Claims Rejected (2)	3.420%	3.420%	22	14	0.008%	0.005%	$50,471.23	$33,335.73	0.006%	0.004%
GRAND TOTAL	3.208%	3.225%	262,192	256,354	100.000%	100.000%	$779,689,976.88	$758,422,452.07	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
* Percentages may not total 100% due to rounding.

V. 2001-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.222%	152,802	$419,472,989.58	55.309%
- GSL - Unsubsidized	3.217%	103,514	$338,846,072.21	44.678%
- PLUS Loans	4.220%	38	$103,390.28	0.014%

- Total	3.225%	256,354	$758,422,452.07	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.206%	186,370	$616,776,773.72	81.324%
-Two Year	3.285%	46,784	$93,960,630.51	12.389%
-Technical	3.351%	23,192	$47,662,999.08	6.284%
-Other	3.342%	8	$22,048.76	0.003%

- Total	3.225%	256,354	$758,422,452.07	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2001-4 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period	$5,058,054.82
B	Interest Subsidy Payments Accrued During Collection Period	1,055,798.79
C	SAP Payments Accrued During Collection Period	286,085.69
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION & CAP INT ACTS)	$82,620.94
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$6,482,560.24

VII. 2001-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.003083889	(4/26/04—7/26/04)	1.22000%

B	Class A-2 Interest Rate	0.003311389	(4/26/04—7/26/04)	1.31000%

C	Class B Interest Rate	0.004221389	(4/26/04—7/26/04)	1.67000%

VIII. 2001-4 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$779,689,976.88
	ii	Interest To Be Capitalized	12,424,942.33

	iii	Total Pool	$792,114,919.21
	iv	Specified Reserve Account Balance	1,980,287.30

	v	Total Adjusted Pool	$794,095,206.51

B	Total Note and Certificate Factor		0.51765534579
C	Total Note Balance		$794,095,206.51

D	Note Balance 4/26/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.1361029848	1.0000000000	1.0000000000
	ii	Expected Note Balance	$116,572,206.51	$631,500,000.00	$46,023,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,980,287.30
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2001-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$27,183,680.89	$27,183,680.89

B	Primary Servicing Fees — Current Month		$572,585.01	$26,611,095.88

C	Administration Fee		$20,000.00	$26,591,095.88

E	Noteholder’s Interest Distribution Amount

	i	Class A-1	$359,495.73	$26,231,600.15
	ii	Class A-2	$2,091,142.08	$24,140,458.07
	iii	Class B	$194,280.98	$23,946,177.09

	iv	Total Noteholder's Interest Distribution	$2,644,918.79

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$22,178,170.86	$1,768,006.23
	ii	Class A-2	$0.00	$1,768,006.23
	iii	Class B	$0.00	$1,768,006.23

	iv	Total Noteholder's Principal Distribution	$22,178,170.86

G	Increase to the Specified Reserve Account Balance		$0.00	$1,768,006.23

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,768,006.23

I	Carryover Servicing Fees		$0.00	$1,768,006.23

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,768,006.23
	ii	Class A-2	$0.00	$1,768,006.23
	iii	Class B	$0.00	$1,768,006.23

	iv	Total Noteholder's Interest Carryover	$0.00

K	Excess to Reserve Account		$1,768,006.23	$0.00

X. 2001-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class B
	i	Quarterly Interest Due	$359,495.73	$2,091,142.08	$194,280.98
	ii	Quarterly Interest Paid	359,495.73	2,091,142.08	194,280.98

	iii	Interest Shortfall	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$22,178,170.86	$0.00	$0.00
	viii	Quarterly Principal Paid	22,178,170.86	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00
	x	Total Distribution Amount	$22,537,666.59	$2,091,142.08	$194,280.98

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/04		$794,095,206.51
	ii	Adjusted Pool Balance 6/30/04		771,917,035.65

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$22,178,170.86

	iv	Adjusted Pool Balance 3/31/04		$794,095,206.51
	v	Adjusted Pool Balance 6/30/04		771,917,035.65

	vi	Current Principal Due (iv-v)		$22,178,170.86
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$22,178,170.86

	ix	Principal Distribution Amount Paid		$22,178,170.86

	x	Principal Shortfall (viii – ix)		$—

C	Total Principal Distribution			$22,178,170.86
D	Total Interest Distribution			2,644,918.79

E	Total Cash Distributions			$24,823,089.65

F	Note Balances			4/26/2004	7/26/2004

	i	A-1 Note Balance	78442GDD5	$116,572,206.51	$94,394,035.65
		A-1 Note Pool Factor		0.1361029848	0.1102090317

	ii	A-2 Note Balance	78442GDE3	$631,500,000.00	$631,500,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	B Note Balance	78442GDF0	$46,023,000.00	$46,023,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation

	i	Beginning of Period Balance			$1,980,287.30
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,768,006.23

	iv	Total Reserve Account Balance Available			$3,748,293.53

	v	Required Reserve Account Balance			$1,924,980.14
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to SLM Corp.			$1,823,313.39
	viii	Ending Reserve Account Balance			$1,924,980.14

XI. 2001-4 Historical Pool Information

					2003	2002	2001
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02	10/8/01-12/31/01
Beginning Student Loan Portfolio Balance			$779,689,976.88	$835,648,030.39	$1,123,680,056.08	$1,414,967,615.86	$1,468,558,405.23

	Student Loan Principal Activity
	i	Regular Principal Collections	$19,113,195.92	$51,207,635.93	$226,323,889.96	$115,591,822.02	$41,294,294.31
	ii	Principal Collections from Guarantor	5,247,589.12	7,439,544.92	$30,008,268.08	$17,472,706.02	136,080.55
	iii	Principal Reimbursements	45,272.39	56,269.55	$49,790,489.94	$182,582,020.46	26,049,110.99
	iv	Other System Adjustments	–	–	–	–	–

	v	Total Principal Collections	$24,406,057.43	$58,703,450.40	$306,122,647.98	$315,646,548.50	$67,479,485.85
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$100,889.56	$146,434.95	$1,440,376.36	$1,461,853.30	$356,763.87
	ii	Capitalized Interest	(3,239,422.19)	(2,891,831.84)	(19,530,998.65)	(25,820,842.02)	(14,245,460.35)

	iii	Total Non-Cash Principal Activity	$(3,138,532.63)	$(2,745,396.89)	$(18,090,622.29)	$(24,358,988.72)	$(13,888,696.48)

(-)	Total Student Loan Principal Activity		$21,267,524.80	$55,958,053.51	$288,032,025.69	$291,287,559.78	$53,590,789.37

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,372,278.95	$2,827,311.47	$15,230,621.70	$20,257,298.55	$3,966,355.64
	ii	Interest Claims Received from Guarantors	142,286.84	217,126.02	$1,035,049.62	$834,130.15	2,305.04
	iii	Collection Fees/Returned Items	39,708.38	50,466.54	$140,244.33	$50,743.99	–
	iv	Late Fee Reimbursements	139,138.26	186,296.35	$618,951.95	$542,655.42	62,697.83
	v	Interest Reimbursements	15,657.29	9,061.22	$536,464.21	$3,005,197.25	412,330.15
	vi	Other System Adjustments	–	–	$–	$–	–
	vii	Special Allowance Payments	(93.79)	21,664.90	$(1,078.97)	$156,314.96	–
	viii	Subsidy Payments	1,126,867.46	1,308,255.17	8,329,334.09	20,124,825.00	–

	ix	Total Interest Collections	$3,835,843.39	$4,620,181.67	$25,889,586.93	$44,971,165.32	$4,443,688.66
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,242.35	$869.04	$(860,438.59)	$(1,124,279.15)	$(317,244.26)
	ii	Capitalized Interest	3,239,422.19	2,891,831.84	19,530,998.65	25,820,842.02	14,245,460.35

	iii	Total Non-Cash Interest Adjustments	$3,240,664.54	$2,892,700.88	$18,670,560.06	$24,696,562.87	$13,928,216.09

	Total Student Loan Interest Activity		$7,076,507.93	$7,512,882.55	$44,560,146.99	$69,667,728.19	$18,371,904.75
(=)	Ending Student Loan Portfolio Balance		$758,422,452.08	$779,689,976.88	$835,648,030.39	$1,123,680,056.08	$1,414,967,615.86
(+)	Interest to be Capitalized		$11,569,603.44	$12,424,942.33	$12,856,151.72	$20,017,472.30	$23,685,489.78

(=)	TOTAL POOL		$769,992,055.52	$792,114,919.21	$848,504,182.11	$1,143,697,528.38	$1,438,653,105.64

(+)	Reserve Account Balance		$1,924,980.14	$1,980,287.30	$2,121,260.46	$2,859,243.82	$3,596,632.76

(=)	Total Adjusted Pool		$771,917,035.66	$794,095,206.51	$850,625,442.57	$1,146,556,772.20	$1,442,249,738.40

XII. 2001-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-01	$1,438,653,106	14.45%

Apr-02	$1,373,965,085	14.33%

Jul-02	$1,334,028,771	12.20%

Oct-02	$1,252,312,795	13.80%

Jan-03	$1,143,697,528	16.44%

Apr-03	$1,065,928,020	16.93%

Jul-03	$1,034,486,359	15.30%

Oct-03	$930,204,418	17.22%

Jan-04	$848,504,182.11	18.09%

Apr-04	$792,114,919.21	17.97%

Jul-04	$769,992,055.51	16.62%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.